                                                                     EXHIBIT 3.2
                                    BYLAWS
                                      OF
                                 PEOPLE'S BANK
                                  (The Bank)

                                                                            PAGE

ARTICLE I       OFFICES......................................................  1

Section 1       Principal Office.............................................  1

Section 2       Additional Offices...........................................  1


ARTICLE II      MEETINGS OF SHAREHOLDERS.....................................  1

Section 1       Place of Meetings............................................  1

Section 2       Annual Meetings..............................................  1

Section 3       Special Meeting..............................................  2

Section 4       Notice of Annual or Special Meeting..........................  2

Section 5       Waiver of Notice.............................................  2

Section 6       Quorum.......................................................  2

Section 7       Adjournment of Shareholders' Meeting.........................  2

Section 8       Proxies......................................................  3

Section 9       Number of Votes of Each Shareholder..........................  3

Section 10      Voting.......................................................  3

Section 11      Consent of Shareholders
                in Lieu of Meeting...........................................  3


ARTICLE III     DIRECTORS....................................................  3

Section 1       Number and Election..........................................  3

Section 2       Classification...............................................  3

Section 3       Term of Office...............................................  4

Section 4       Nominees.....................................................  4

Section 5       Vacancies....................................................  4

Section 6       Powers of Directors..........................................  4

Section 7       Place of Meeting.............................................  4

Section 8       Organizational Meetings......................................  4

Section 9       Regular Meetings.............................................  4

Section 10      Other Meetings...............................................  4

Section 11      Waiver of Notice.............................................  5

Section 12      Directors' Participation and Consents........................  5

Section 13      Quorum.......................................................  5

Section 14      Compensation of Directors....................................  5

Section 15      Removal of Directors.........................................  5

Section 16      Resignation..................................................  5

Section 17      Limitation on Service by Directors...........................  5

Section 18      Committees...................................................  6

Section 19      Audit Committee..............................................  7


ARTICLE IV      EXECUTIVE COMMITTEE..........................................  7

Section 1       Designation of Executive Committee...........................  7

Section 2       Powers of the Executive Committee............................  7

Section 3       Record of Proceedings........................................  7

Section 4       Place of Meetings............................................  7

Section 5       Regular Meetings.............................................  7

Section 6       Special meetings.............................................  8

Section 7       Quorum.......................................................  8

Section 8       Compensation.................................................  8


ARTICLE V       OFFICERS.....................................................  8

Section 1       Principal and Other Officers.................................  8

Section 2       General Authority and Duties.................................  8

Section 3       Election, Term of Office, and
                Qualifications...............................................  8

Section 4       Removal......................................................  9

Section 5       Resignations.................................................  9

Section 6       Vacancies....................................................  9

Section 7       The Chairman and Vice Chairman
                of the Board.................................................  9

Section 8       The President................................................  9

Section 9       The Chief Executive Officer..................................  9

Section 10      The Vice Presidents.......................................... 10

Section 11      Assistant Vice Presidents.................................... 10

Section 12      The Secretary................................................ 10

Section 13      The Assistant Secretaries.................................... 10

Section 14      The Treasurer................................................ 10

Section 15      The Comptroller.............................................. 11

Section 16      Salaries..................................................... 11


ARTICLE VI      INDEMNIFICATION OF DIRECTORS,
                OFFICERS AND EMPLOYEES....................................... 11

Section 1       Direct Actions............................................... 11

Section 2       Derivative Actions........................................... 12

Section 3       Advances..................................................... 12

Section 4       Nonexclusivity............................................... 12


ARTICLE VII     CONFLICTS OF INTEREST........................................ 12


ARTICLE VIII    ISSUE AND TRANSFER OF CAPITAL STOCK.......................... 13

Section 1       Certificates................................................. 13

Section 2       Transfer..................................................... 14

Section 3       Lost Certificates............................................ 14

Section 4       Fixing Record Date........................................... 14

Section 5       Registered Shareholders...................................... 14

Section 6       List of Shareholders......................................... 14

Section 7       Inspection of Records........................................ 15


ARTICLE IX      SEAL......................................................... 15


ARTICLE X       SPECIAL CORPORATE ACTS....................................... 15

Section 1       Execution of Negotiable Instruments.......................... 15

Section 2       Execution of Deeds, Contracts, etc........................... 15

Section 3       Endorsement of Stock Certificates............................ 15

Section 4       Voting of Shares Owned by Bank............................... 15


ARTICLE XI      AMENDMENTS................................................... 16

Section 1       By the Board of Directors.................................... 16

Section 2       By the Shareholders.......................................... 16

                                    BYLAWS
                                      OF
                                 PEOPLE'S BANK
                                  (The Bank)

                         (A Reorganized Savings Bank)

                                   ARTICLE I

                                    OFFICES

1. Principal Office. The principal office of the Bank shall be located in the
   ----------------
City of Bridgeport, Connecticut.

2. Additional Offices. The Bank may have such additional offices, either within
   ------------------
or without the State of Connecticut, as the Board of Directors may from time to time designate or the business of the Bank may require, subject, however, to the approval of the Banking Commissioner of the State of Connecticut (the "Commissioner") and of the Federal Deposit Insurance Corporation (the "FDIC").

                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS

1. Place of Meetings. All meetings of the shareholders shall be held either at
   -----------------
the principal office or place of business of the Bank, or such other place within or without the United States as from time to time may be designated by the Board of Directors.

2. Annual Meetings. The annual meetings of shareholders shall be held on such
   ---------------
day (other than a legal holiday) in each calendar year and at such time and place as may be designated by the Board of Directors, for the election of Directors and for the transaction of such other business as may properly come before such meeting. To be properly brought before an annual meeting, business must be (a) specific in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition, any business to be brought before an annual meeting by a shareholder must be reasonably related to the business of the Bank. For business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the Secretary of the Bank. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Bank not less than 30 days prior to the meeting; provided, however, that in the event that less than 20 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Bank's books, of the shareholder proposing such business; (c) the class and number of shares of the Bank which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

           3. Special Meetings. Special meetings of the shareholders may be
              ----------------
called at any time by the Board of Directors, the Chairman or Vice Chairman of the Board of Directors, or the President, and shall be called by the President or the Secretary upon the written request of at least two-thirds of the Directors then in office. Each such request shall state the purposes for which the requested meeting is to be called. Business to be transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

           4. Notice of Annual or Special Meeting. A notice setting forth the
              -----------------------------------
day, hour and place of each annual or special meeting of shareholders shall be mailed, postage prepaid, to each shareholder of record entitled to vote, at his last known post office address as the same appears on the stock records of the Bank, or such notice shall be left with each such shareholder at his residence or usual place of business, not less than seven nor more than 50 days before such annual or special meeting. In the case of a special meeting the notice shall also state the purpose or purposes thereof.

           5. Waiver of Notice. Notice of any shareholders' meeting may be
              ----------------
waived in writing by any shareholder either before or after the time stated therein for convening of the meeting and, if any person present in person or by proxy at a shareholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meetings.

           6. Quorum. The holders of a majority of the issued and outstanding
              ------
stock entitled to vote, present either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

           7. Adjournment of Shareholders' Meeting. If a quorum is not present
              ------------------------------------
at any meeting of the shareholders, the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to such future time as shall be agreed upon by them and announced at the meeting, and no notice of such adjournment need be given to the shareholders not present or represented at the meeting unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting; in either of the latter two events, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

           8. Proxies. At all meetings of the shareholders, any shareholder
              -------
entitled to vote may vote either in person or by written proxy signed by such shareholder or by his duly authorized attorney-in-fact or other legal representative.

           9. Number of Votes of Each Shareholder. Each outstanding share,
              -----------------------------------
regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless, and except to the extent that, voting rights of shares of any class are increased, limited or denied in the Bank's Articles of Incorporation, or as may otherwise be required by law.

           10. Voting. In voting on any question on which a vote by ballot is
               ------
required by law, the voting shall be by ballot; on all other questions it may be viva voce.

           11. Consent of Shareholders in Lieu of Meeting. Subject to applicable
               ------------------------------------------
provisions of the Articles of Incorporation of the Bank, and except as otherwise provided therein, any action required to be or which may be taken at any annual or special meeting of the shareholders of the Bank may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders (or their duly authorized attorneys) of all of the validly issued and outstanding shares of stock which would be entitled to vote upon such action at such meeting.

                                  ARTICLE III

                                   DIRECTORS

           1. Number and Election. The property, business and affairs of the
              -------------------
Bank shall be managed by a Board of Directors consisting of at least nine members but no more than sixteen members, with the precise number of Directors to be fixed, changed and reestablished from time to time at such number as the Board of Directors may by resolution determine. The initial Board of Directors shall consist of those persons named in the Articles of Incorporation. Thereafter, Directors shall be elected by the shareholders at the annual meeting or at-any special meeting called for the election of directors, and it shall not be a qualification of office that the directors be shareholders of the Bank or residents of any of the United States. Each Director shall hold office for the term for which he is elected and until his successor, if any, has been elected and qualified except that a Director shall cease to be in office upon his death, resignation, retirement, disqualification, removal, or court order decreeing that he is no longer a Director in office.

           2. Classification. The Board of Directors shall be classified, with
              --------------
respect to the time for which they severally hold office, into three classes as nearly equal in number as reasonably possible, with the Directors in each class to hold office until their successors, if any, are elected and qualified. When the number of Directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of

Directors shall be apportioned; provided that no change in the number of Directors shall affect the term of any Director then in office.

           3. Term of Office. The term of office of Directors named in the
              --------------
Articles of Incorporation of the Bank shall be as follows:

Each member of the Board of Directors in the first class of Directors shall hold office until the annual meeting of shareholders in 1989, each member of the Board of Directors in the second class of Directors shall hold office until the annual meeting of shareholders in 1990 and each member of the Board of Directors in the third class of Directors shall hold office until; the annual meeting of shareholders in 1991. At each annual meeting of the shareholders of the Bank, the successors, if any, to the class of Directors whose terms expire at the meeting shall be elected to hold office for terms expiring at the later of the annual meeting of shareholders held in the third year following the year of their election or the election and qualification of the successors, if any, to such class of Directors.

           4. Nominees. Only persons who are nominated in accordance with the
              --------
procedures set forth in Section 7.3 of the Articles of Incorporation shall be eligible for election as Directors.

           5. Vacancies. Any vacancy in the Board of Directors occurring by
              ---------
reason of death, resignation, retirement, disqualification, removal or other cause, including an increase in the number of directorships, shall be filled in accordance with Section 7.4 of the Articles of Incorporation.

           6. Powers of Directors. The Directors shall have the general
              -------------------
management and control of the property, business and affairs of the Bank and may exercise all the powers;-that may be exercised or performed by the Bank under laws of the State of Connecticut, the Articles of Incorporation, and these Bylaws.

           7. Place of Meeting. The Directors may hold their meetings at such
              ----------------
place or places within or without the United States as the Board may from time to time determine.

           8. Organizational Meetings. A meeting of the Directors for the
              -----------------------
election of officers and the transaction of any other business that may come before such meeting shall be held without other notice immediately following each annual meeting of the shareholders, or as soon thereafter as is convenient, at the place designated therefor.

           9. Regular Meetings. Regular meetings of the Directors, of which no
              ----------------
notice shall be necessary, shall be held on such dates, at such times, and at such places as may be established by resolution adopted by a majority of the Board of Directors.

           10. Other Meetings. Other meetings of the Directors may be held on
               --------------
such dates, at such times, and at such places as the Chairman of the Board, the President or a majority of the

Directors may deem advisable, notice thereof to be given or mailed to each director at least three (3) days prior to such meeting.

           11. Waiver of Notice. Notice of any Directors' meeting may be waived
               ----------------
in writing by all the Directors and, if any Director present at a Directors' meeting does not protest prior to or at the commencement of the meeting the lack of proper notice, he shall be deemed to have waived notice of such meeting.

           12. Directors' Participation and Consents. Any resolution, order,
               -------------------------------------
directive, authorization, ratification or other actions in writing concerning actions taken or to be taken by the Bank, which resolution, order, directive, authorization, ratification or other action is signed by all the members of the Board of Directors severally or collectively, shall have the same force and effect as if such actions were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Bank. The members of the Board, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference, telephone or similar communications equipment affording all persons participating in the meeting the ability to hear each other, and participation in the meeting by means of such equipment shall constitute presence in person at such meeting.

           13. Quorum. The holders of a majority of the directorships entitled
               ------
to vote shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The acts of a majority of the Directors present at a meeting at which a quorum is present at the time of the act shall be the acts of the Board of Directors.

           14. Compensation of Directors. The Board of Directors shall have
               -------------------------
authority to fix fees of Directors, including a reasonable allowance for expenses actually incurred in connection with their duties.

           15. Removal of Directors. Any Director or the entire Board of
               --------------------
Directors may be removed at any time, with or without any assignment of cause, by the affirmative vote of the holders of at least fifty-one per cent of the outstanding shares entitled to vote for the election of Directors.

           16. Resignation. Any Director may resign at any time by sending a
               -----------
written notice of such resignation to the main office of the Bank addressed to the Chairman of the Board, the President or the Secretary. Unless the resigning Director otherwise specifies in the notice of resignation, such resignation shall take effect upon receipt by the Chairman of the Board, the President or the Secretary.

           17. Limitation on Service by Directors. With the exception of the
               ----------------------------------
Chairman of the Executive Committee and the Vice Chairman of the Board of Directors, who may continue to serve as Directors, a Director shall retire from service as a Director of the Bank at the expiration of the term of office during which such Director has reached the age of seventy-two.

           18. Committees. In addition to the Executive Committee referred to in
               ----------
Article IV of these Bylaws and the Audit Committee referred to in Section 19 of this Article III, the Board of Directors may, by resolution adopted by a majority of the directorships, designate one or more committees, each committee to consist of three or more Directors elected by the Board of Directors. The Board of Directors may elect one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

           If a member of any such committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of an absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the direction of the Bank, except action in respect to dividends to shareholders, election of the principal officers, the filling of vacancies in the Board of Directors or committees created pursuant to the authority set forth in this section, the amendment of the Articles of Incorporation of the Bank, or the amendment of these Bylaws.

           Notwithstanding the foregoing, the Executive Committee or any other committee designated by the Board of Directors may, when so authorized by resolution adopted by the Board of Directors, exercise the powers and authority of the Board of Directors in taking action to amend the Articles of Incorporation of the Bank in connection with fixing the designations, preferences and relative, optional and other special rights pertaining to one or more series of Preferred Stock, establishing the number of shares of any such series, and establishing the qualifications, limitations and restrictions of any such series, all in accordance with and as contemplated by the provisions of
Section 5.3 of the Articles of Incorporation of the Bank.

           Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the committee, the majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of the majority of the members of the committee present at any meeting of which there is a quorum shall be the act of the committee.

           Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required.

19. Audit Committee. The Board of Directors shall, by resolution adopted by a
    ---------------
majority of the directorships, designate two or more Directors to constitute an Audit Committee, all of whom shall be "independent," as that term is defined in
Section 33-318(b) of the Connecticut General Statutes. The Board of Directors shall cause an annual audit to be made of the books, accounts, and securities belonging to the Bank by certified public accountants under the supervision of such Audit Committee, as of a date which coincides with the end of the Bank's fiscal year. The Audit Committee shall perform such other functions as a duly adopted resolution of the Board of Directors may provide.

                                  ARTICLE IV

                              EXECUTIVE COMMITTEE

           1. Designation of Executive Committee. The Board of Directors, by
              ----------------------------------
resolution adopted by the affirmative vote of Directors holding a majority of the directorships, at a meeting at which a quorum is present, may designate two or more Directors to constitute an Executive Committee. The designation of the Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any member of it of any responsibility imposed upon it or him by law. No member of the Executive Committee shall continue to be such a member after he ceases to be a Director of the Bank. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence.

           2. Powers of the Executive Committee. During the intervals between
              ---------------------------------
meetings of the Board of Directors, subject to such limitations as may be prescribed by the Board of Directors, the Executive Committee shall have and may exercise all the authority of the Board of Directors, including power to authorize the seal of the Bank to be affixed to all documents that may require it. The Executive Committee may formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Bank.

           3. Record of Proceedings. The Executive Committee shall keep minutes
              ---------------------
of its acts and proceedings which shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit or to receive approval of such minutes shall not invalidate any action taken upon an authorization contained in them.

           4. Place of Meetings. Meetings of the Executive Committee, regular or
              -----------------
special, may be held either within or without the United States.

           5. Regular Meetings. Regular meetings of the Executive Committee, of
              ----------------
which no notice shall be necessary, shall be held on such days and at such places as shall be established by resolution adopted by a majority of the Executive Committee.

           6. Special Meetings. Special meetings of the Executive Committee
              ----------------
shall be called at the request of any member of the Executive Committee and shall be held upon notice by mail, telegram, cable, or comparable facility, posted or delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone, received not later than the day immediately preceding the day for the meeting. Notice of any special meeting of the Executive Committee may be waived in writing, signed by the member or members entitled to the notice, whether before or after the time of the meeting. Attendance of any member of the Executive Committee at a special meeting shall constitute a waiver of notice of the meeting.

           7. Quorum. A majority of the Executive Committee shall be necessary
              ------
to constitute a quorum for the transaction of any business. The acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the Executive Committee.

           8. Compensation. The Board of Directors may authorize payment to the
              ------------
members of the Executive Committee of a reasonable fee as compensation for service as a member of the Executive Committee.

                                   ARTICLE V

                                   OFFICERS

           1. Principal and Other Officers. The principal officers shall consist
              ----------------------------
of the Chairman of the Board, the President, the Secretary, and the Treasurer. Principal officer classification shall also include, if appointed, a Chief Executive Officer. The other officers shall consist of the Comptroller, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more First Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and such other officers, assistant officers and agents as may be deemed necessary and appointed by the Board of Directors, the Executive Committee, the President, the Chief Executive Officer or as may be chosen in such other manner as may be prescribed or permitted by these Bylaws, as amended from time to time. (All of such officers are referred to herein as "Other Officers.") Any two or more principal offices may be held by the same person, and any one or more Other Offices may be held by any principal or Other officer; provided that the same individual shall not simultaneously occupy the offices of both President and Secretary.

           2. General Authority and Duties. All officers and agents of the Bank
              ----------------------------
shall have such authority and perform such duties in the management of the Bank as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

           3. Election, Term of Officer, and Qualifications. The principal
              ---------------------------------------------
officers shall be elected annually by the Board of Directors at its annual organization meeting or as soon thereafter as conveniently possible or at such other times as the Board of Directors deems necessary. Other Officers not elected by the Board of Directors or the Executive Committee may be appointed by the President, the Chief Executive Officer, or any other principal officer to whom the President or the Chief Executive Officer shall delegate the authority of appointment. Each officer shall hold office until his successor, if any, is chosen and qualified or until his death, his resignation, his retirement or his removal, whichever event shall first occur. Each officer shall hold office at the discretion of the Board of Directors and election or appointment of an officer or agent shall not of itself create any contractual rights.

           4. Removal. Any officer or agent may be removed by the Board of
              -------
Directors whenever in its judgment the best interests of the Bank will be served by so doing. Any officer or agent may also be removed by the Executive Committee, the President, the Chief Executive Officer, or by any other principal officer having authority to designate or appoint the officer or agent, with or without cause. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

           5. Resignations. Any officer or agent may resign at any time by
              ------------
giving written notice to the Board of Directors or to the Chairman of the Board, the President, the Chief Executive Officer, or the Secretary. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in it, acceptance of the resignation shall not be necessary to make it effective.

           6. Vacancies. Any vacancy in any office occurring by reason of death,
              ---------
resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to the office.

           7. The Chairman and Vice Chairman of the Board. The Chairman of the
              -------------------------------------------
Board, who shall be chosen from among the Directors, shall preside at all meetings of the Board of Directors, if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as may be assigned to him by the Board of Directors. The Vice Chairman shall perform such duties as may be assigned to him by the Board of Directors.

           8. The President. The President, which need not be chosen from among
              -------------
the Directors, shall have active executive management of the operations of the Bank, subject, however, to the control of the Board of Directors and the Executive Committee, and to the restrictions or limitations imposed by any applicable rules, regulations or contractual provisions.

           9. The Chief Executive Officer. The President shall be the Chief
              ---------------------------
Executive Officer of the Bank unless the Board of Directors designates the Chairman of the Board of Directors as Chief Executive Officer. The Chief Executive Officer shall exercise general supervision of the business and affairs of the Bank and over its officers and employees, and shall perform such other duties as are incident to the office of the President or Chairman of the Board, as the case may be, subject, however, to the control of the Board of Trustees and the

Executive Committee, and to the restrictions or limitations imposed by any applicable rules, regulations or contractual provisions.

           10. The Vice Presidents. Each Vice President shall have such powers
               -------------------
and perform such duties as the Board of Directors or the Executive Committee may prescribe or as the President or the Chief Executive Officer may delegate to him. At the request of the President, any Vice President may, in the case of the President's absence or inability to act, temporarily act in his s place. In the case of death of the President, or in the case of his absence or inability to act without having designated a Vice President to act temporarily in his place, the Vice President or Vice Presidents to perform the duties of the President shall be designated by the Board of Directors, the Executive Committee or the Chairman of the Board of Directors.

           11. Assistant Vice Presidents. Each Assistant Vice President (if one
               -------------------------
or more Assistant Vice Presidents be elected or appointed) shall perform such duties as are from time to time delegated to him by the Board of Directors, the Executive Committee, the President, the Chief Executive Officer, or a Vice President. At the request of one of the Vice Presidents, an Assistant Vice President may temporarily perform the duties of the Vice President, and when so acting shall have the powers of and be subject to the restrictions imposed upon such Vice President.

           12. The Secretary. The Secretary shall keep or cause to be kept in
               -------------
books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Bank and shall see that the seal is affixed to all documents, the execution of which on behalf of the Bank under its seal is required; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

           13. The Assistant Secretaries. Each Assistant Secretary (if one or
               -------------------------
more Assistant Secretaries be appointed) shall assist the Secretary in his duties, and shall perform such other duties as the Board of Directors, the Executive Committee, the President, the Chief Executive Officer or the Secretary may from time to time assign to him. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his place. In the case of the death of the Secretary or in the case of his absence or inability to act without having designated an Assistant Secretary to act temporarily in his place, the Assistant Secretary to perform the duties of the Secretary shall be designated by the President, the Chief Executive Officer, or any Vice President.

           14. The Treasurer. The Treasurer shall have charge and custody of,
               -------------
and be responsible for, all funds and deposit all such funds in the name of the Bank in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; shall receive and give receipts for monies due and payable to the Bank from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the

President or the Chief Executive Officer. The Treasurer shall render to the Board of Directors, the Chairman of the Board, the President, and the Chief Executive Officer t whenever the same shall be required, an account of all-his transactions as Treasurer and of the financial condition of the Bank. He shall, if required so to do by the Board of Directors, give the Bank a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Bank, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Bank.

           15. The Comptroller. The Comptroller shall keep full and : accurate
               ---------------
accounts of all assets, liabilities, commitments, receipts, disbursements, and other financial transactions of the Bank in books belonging to the Bank; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Bank; shall render financial statements at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of shareholders if called upon so to do; and, in general, shall perform all the duties ordinarily connected with the office of Comptroller and such other duties as, from time to time, may be assigned to him by the Board of-Directors, the Executive Committee, the President or the Chief Executive Officer.

           16. Salaries. The salaries of the principal officers shall be fixed,
               --------
from time to time, by the Board of Directors or the Executive Committee. The salaries of the Other Officers shall be fixed, from time to time, by the President of the Bank. No officer shall be prevented from receiving his salary by reason of the fact that he is also a Director of the Bank.

                                  ARTICLE VI

                         INDEMNIFICATION OF DIRECTORS,
                            OFFICERS AND EMPLOYEES

           1. Direct Actions The Bank shall indemnify each person who was or is
              --------------
a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Bank, by reason of the fact that he or she is or was a Director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a Trustee, Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, other than an employee benefit plan or trust, or is or was a Director, officer or employee of the Bank serving at the request of the Bank as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Bank or employees of any such other corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred by him or her, in connection with such suit, action or proceeding, or any appeal therein, to the full extent permitted by the Connecticut Stock Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than such Act permitted the Bank to provide prior to such amendment).

           2. Derivative Actions. The Bank shall indemnify each person who was
              ------------------
or is a party, or was threatened to be made a party to any action, suit or proceeding, by or in the right of the Bank, to procure a judgment in its favor by reason of the fact that he or she (a) is or was a Director, officer, employee, or agent of the Bank, or (b) is or was serving at the request of the Bank (i) as a Trustee, Director, officer or employee of another corporation, partnership, joint-venture, trust, or other enterprise, or (ii) as an agent of such other corporation, partnership, joint venture, trust, or other enterprise other than an employee benefit plan or trust, or (iii) is or was a Trustee, officer or employee of the Bank serving as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Bank or employees of any such other corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal therein, to the full extent permitted by the Connecticut Stock Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than such Act permitted the Bank to provide prior to such amendment).

           3. Advances. Expenses that may be indemnifiable under this Article
              --------
and that are incurred in defending an action, suit or proceeding may be paid by the Bank in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in accordance with the provisions of the Connecticut Stock Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than such Act permitted the Bank to provide prior to such amendment), upon agreement by or on behalf of the Director, Trustee, officer, employee or agent to repay such amount if he is later found not entitled to be indemnified by the Bank.

           4. Nonexclusivity The foregoing rights of indemnification shall in no
              --------------
way be exclusive of any other rights of indemnification to which any person may be entitled and shall inure to the benefit of the heirs, executors and administrators of such person. Any such right of indemnification shall be consistent with the statutes of Connecticut.

                                  ARTICLE VII

                             CONFLICTS OF INTEREST

           No contract or transaction between the Bank and one or more of its Directors or officers, or between the Bank and any other corporation, partnership, association, or other organization of which one or more of its Directors, officers, partners, or members are Directors or officers of the Bank, or in which one or more of the Bank's Directors or officers have a financial or other interest, shall be void or violable solely by reason thereof, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors of the Bank or a committee thereof which authorized the contract or transaction, if:

           (1) Any duality of interest or possible conflict of interest on the part of any Director or officer of the Bank is disclosed to the other members of the Board or committee either through an annual questionnaire or at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon, and

           (2) Any Director having a duality of interest or possible conflict of interest on any matter refrains from voting or using his personal influence on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

           The foregoing requirements shall not be construed as preventing a Director from briefly stating his position in the matter, nor from answering pertinent questions of other members of the Board or committee. Each Director and officer of the Bank shall be advised of this policy upon entering on the duties of his office and shall answer an annual questionnaire.

                                 ARTICLE VIII

                      ISSUE AND TRANSFER OF CAPITAL STOCK

           1. Certificates. Certificates of capital stock and other documentary
              ------------
evidences of equity securities shall be in the form authorized or adopted by the Board of Directors or the Executive Committee and shall be consecutively numbered. Each certificate shall set forth upon its face as at the time of issue: the name of the Bank, a statement that the Bank is organized under the laws of the State of Connecticut, the name of the person to whom issued, the number, class and designation of series, if any, of shares or units represented thereby and the par value of each share; and each certificate shall be signed by the President, a Vice President or an Assistant Vice President, and by the Secretary, the Treasurer, an Assistant Treasurer or an Assistant Secretary, and shall be sealed with the seal of the Bank or a facsimile thereof; provided that the certificate shall also contain such other recitals as may from time to time be required by law. The signatures of any officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Bank itself or an employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of its issue.

           Whenever the Bank shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing shares of any such class or series shall set forth thereon the statements prescribed by the law of Connecticut. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

           2. Transfer. The capital stock or other equity securities of the Bank
              --------
shall be transferred only upon the books of the Bank either by the shareholder in person or by power of attorney executed by him for that purpose upon the surrender for cancellation of the old stock certificate. Prior to due presentment for registration of transfer of a certificate, the Bank may treat the registered owner of such certificate as the person exclusively entitled to vote, receive notifications and distributions, and otherwise to exercise all the rights and powers of the shares represented by such certificate.

           3. Lost Certificates. The Bank may issue a new certificate of stock
              -----------------
in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Bank a bond sufficient to indemnify the Bank against any claim that may be made against it on account of the alleged loss, theft, or destruction or any such certificate or the issuance of any such new certificate.

           4. Fixing Record Date. The Board of Directors by resolution shall fix
              ------------------
a date as the record date for any determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring determination of shareholders is to be taken. When a record date has been determined for shareholders entitled to vote in any meeting as provided in this section, such record date shall apply to any adjournment thereof.

           5. Registered Shareholders. The Bank shall be entitled to recognize
              -----------------------
the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the Bank shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

           6. List of Shareholders. The corporate officer having responsibility
              --------------------
for the share transfer books for shares of the Bank shall make, or cause to be made, for at least one business day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number and class of shares held by, each. Such list shall, for a period of at least one business day prior to such meeting, be kept on file at the main office of the Bank and shall be subject to inspection by any shareholder during usual business hours for any proper purpose in the interest of the shareholder as such or the Bank and not for speculative or trading purposes or for any purpose inimical to the interest of the Bank or of its shareholders. Such list shall also be produced and kept open at the time and place of each meeting of shareholders and shall be subject for any such proper purpose to such inspection during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to inspect such list. Except as otherwise required by law applicable to savings banks, shareholders shall be entitled to inspect a list of shareholders of the Bank only as provided in this Section 6.

           7. Inspection of Records. Any shareholder of record upon written
              ---------------------
demand setting the purpose thereof shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, these Bylaws and minutes of meetings of shareholders and to make copies and extracts thereof.

                                  ARTICLE IX

                                     SEAL

The seal of the Bank shall consist of the imprint of two concentric circles between which shall be inscribed the name of the Bank. The year of incorporation or an emblem may appear in the center.


                                   ARTICLE X

                            SPECIAL CORPORATE ACTS

           1 Execution of Negotiable Instruments. All checks, drafts, notes,
             -----------------------------------
bonds, bills of exchange, and orders for the payment of money shall be signed by such officer or officers of the Bank as the Board of Directors shall determine from time to time. The Board of Directors may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

           2. Execution of Deeds, Contracts, etc. Subject always to the specific
              ----------------------------------
directions of the Board of Directors or the Executive Committee, all deeds and mortgages made by the Bank and all other written contracts, agreements and undertakings to which the Bank shall be a party shall be executed in its name by the Chairman of the Board of Directors, the President or such other officer as may be designated by the Chairman of the Board of Directors or the President, and, when requested, the Secretary or an Assistant Secretary shall attest to such signatures and affix the corporate seal to the instruments.

           3. Endorsement of Stock Certificates. Subject always to the specific
              ---------------------------------
directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any corporation and owned by the Bank (including reacquired shares of stock of the Bank) may, for sale or transfer, be endorsed in the name of the Bank by the Chairman of the Board of Directors, the President or such other officer as may be designated by the Chairman of the Board of Directors or the President, and his signature shall be attested to by the Secretary or an Assistant Secretary who shall affix the corporate seal.

           4. Voting of Shares Owned by Bank. Subject always to the specific
              ------------------------------
directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any other corporation and owned or controlled by the Bank may be voted at any shareholders' meeting of the other corporation by the President or Chief Executive Officer of the Bank, or in their absence by such other officer as may be designated by the President or Chief Executive Officer. Whenever, in the judgment of the President or the Chief Executive Officer, or in their absence, of any such other officer as may be designated by the President or Chief Executive Officer, it is desirable for the Bank to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Bank, the proxy or consent shall be executed in the name of the Bank by the President or Chief Executive Officer or such other officer as may be designated by the President or the name of the Bank by the President or Chief Executive Officer or such other officer as may be designated by the President or Chief Executive Officer without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Bank shall have full right power and authority to vote the share or shares of stock issued by the other corporation.

                                   ARTICLE XI

                                   AMENDMENTS

           1. The Board of Directors. The Board of Directors shall have the
              ----------------------
power to make, amend and repeal these Bylaws, in whole or in part, by the affirmative vote of a majority of the Directors then in office cast at any regular or special meeting of the Board, provided that notice of the intention or proposal to make, amend or repeal the Bylaws previously shall have been given to each member of the Board, or without any such notice, by the affirmative vote of all of the Directors then in office.

           2. By the Shareholders. The shareholders shall have the power to
              -------------------
make, amend and repeal these Bylaws, in whole or in part, by the affirmative vote of the holders of a majority of the capital stock of the Bank outstanding and entitled to vote in the election of Directors of the Bank. Any such vote of shareholders making, amending or repealing the Bylaws may be had at any annual or special meeting of shareholders provided that notice of the intention or proposal to make, amend or repeal the Bylaws at such meeting previously shall have been given to the shareholders entitled to vote thereon. Action of the shareholders in making, amending or repealing the Bylaws shall prevail over any contrary or inconsistent action previously taken by the Board of Directors in making, amending or repealing the Bylaws; provided, however, that any proceedings had or action taken pursuant to the Bylaws made, amended or repealed by action of the Board of Directors prior to contrary or inconsistent action by the shareholders shall be valid in all respects.

                                ------ooOoo------